EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 1, 2003, except as to the reverse stock split and reincorporation described in Note 1, which is as of September 11, 2003, relating to the financial statements and financial statement schedule, which appear in SigmaTel, Inc.’s Amendment No. 5 to Registration Statement (No. 333-106796) on Form S-1.

PricewaterhouseCoopers LLP

Austin, Texas

October 3, 2003